ILLUMINA, INC.
2015 STOCK AND INCENTIVE PLAN
STOCK OPTION AGREEMENT
Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Illumina, Inc. 2015 Stock and Incentive Plan (the “Plan”).
I.NOTICE OF GRANT
You have been granted an option to purchase shares of Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:
Name of Optionee:
Grant Date:
Vesting Commencement Date:
Exercise Price per Share:
Number of Shares Subject to the Option:

Type of Option:	Incentive Stock Option
Nonstatutory Stock Option
Term/Expiration Date:
Vesting Schedule: Subject to accelerated vesting as set forth below, this Option may be exercised, in whole or in part, in accordance with the following schedule:
Twenty-five percent (25%) of the Shares subject to the Option shall vest on the one (1) year anniversary of the Vesting Commencement Date, and twenty-five percent (25%) of the Shares subject to the Option shall vest on each anniversary thereafter on the same day of the month as the Vesting Commencement Date (and if there is no corresponding day, on the last day of the month), subject to Optionee continuing to be a Service Provider through each such date.

II.AGREEMENT
A.Grant of Option.
1.The Optionee is hereby granted an Option to purchase the number of Shares set forth in the Notice of Grant at the per share for the shares issued pursuant to exercise of an Option (the “Exercise Price”) set forth in the Notice of Grant, subject to the terms and conditions of the Plan, which is incorporated herein by reference.
2.If this Option is designated as an Incentive Stock Option in the Notice of Grant section of this Agreement, then no installment of Optioned Shares for which this Option becomes exercisable shall qualify for favorable tax treatment as an Incentive Stock Option if (and to the extent) the aggregate Fair Market Value (determined at the date on which the Administrator granted this Option, as set forth in the Notice of Grant (the “Grant Date”)) of the Optioned Shares for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Optioned Shares or other securities for which this Option or any other Incentive Stock Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this Option shall nevertheless become exercisable for the excess Optioned Shares in such calendar year as a Nonstatutory Stock Option.
B.Exercise of Option.
1.Right to Exercise. This Option shall vest and become exercisable in one or more installments in accordance with the vesting schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement. As this Option becomes vested and exercisable for such installments, those installments shall accumulate, and this Option shall remain vested and exercisable for the accumulated installments until the date upon which this Option expires, if not terminated earlier in accordance with this Option Agreement and the Plan (“Expiration Date”), as set forth in the Notice of Grant, or sooner termination under this Paragraph B. In no event may this Option be exercised for any fractional shares.
2.Post-Service Exercisability.
(a)Should Optionee cease to be a Service Provider for any reason (other than death or Disability) while holding this Option, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of service) during which to exercise this Option.
(b)Should Optionee die while holding this Option, then the personal representative of Optionee’s estate or the person or persons to whom this Option is transferred pursuant to Optionee’s will or the laws of inheritance shall have the right to exercise this Option. However, if Optionee has designated one or more beneficiaries of this Option in a form acceptable to the Administrator, then those persons shall have the exclusive right to exercise this Option following Optionee’s death. Any such right to exercise this Option shall lapse, and this Option shall cease to be outstanding, upon the expiration of the twelve (12)-month period measured from the date of Optionee’s death.
(c)Should Optionee cease to be a Service Provider by reason of Disability while holding this Option, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of service) during which to exercise this Option.
(d)During the limited period of post-service exercisability, this Option may not be exercised in the aggregate for more than the number of Optioned Shares for which this Option is exercisable at the time the Optionee ceases to be a Service Provider. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding for any exercisable Optioned Shares for which this Option has not been exercised. However, this Option shall, immediately upon Optionee’s cessation of Service Provider status for any reason, terminate and cease to be outstanding with respect to any Optioned Shares for which this Option is not otherwise at that time exercisable.
(e)In no event shall this Option be exercisable at any time after the Expiration Date.
3.Method of Exercise. This Option is exercisable through E*Trade. The Optionee will receive a welcome kit from E*Trade explaining this service. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the purchased Shares shall be considered transferred to the Optionee on the date this Option is exercised with respect to such purchased Shares.
4.Method of Payment. Payment of the aggregate Exercise Price shall be made through E*Trade and may be by any of the following, or a combination thereof, at the election of the Optionee:
(a)cash;
(b)check;
(c)consideration received through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the Option) shall concurrently provide irrevocable instructions (i) to E*Trade to effect the immediate sale of the purchased Optioned Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Optioned Shares plus all applicable Federal, state and local income and employment or other taxes required to be withheld by the Company by reason of such exercise and (ii) to the Company to deliver the certificates for the purchased Optioned Shares directly to E*Trade in order to complete the sale; or
(d)other Shares which, in the case of Shares acquired directly or indirectly from the Company, (i) have been owned by the Optionee for more than six (6) months on the date of surrender, and

(ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Optioned Shares for which this Option is exercised.
C.Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this Option, and this Option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death with holding this Option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this Option may be exercised following Optionee’s death. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, beneficiaries, successors and assigns of the Optionee.
D.Term of Option. This Option shall have a maximum term of seven (7) years measured from the Grant Date and shall expire at the close of business on the Expiration Date, unless sooner terminated. This Option may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.
E.Adjustment in Optioned Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (1) the total number and/or class of securities subject to this Option and (2) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder; provided that the aggregate Exercise Price shall remain the same.
F.Certain Tax Matters.
1.Responsibility for Taxes. Optionee acknowledges that, regardless of any action taken by the Company or any Subsidiary employing Optionee (the “Employer”), the ultimate liability for all income tax, social insurance contributions, payroll tax, fringe benefits tax, payment on account or other tax related items related to Optionee’s participation in the Plan and legally applicable to Optionee (“Tax-Related Items”), is and remains Optionee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. Optionee further acknowledges that the Company and/or the Employer (A) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (B) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Optionee is subject to Tax-Related Items in more than one jurisdiction, Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
2.Withholding Taxes. Prior to the relevant taxable or tax-withholding event, as applicable, Optionee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy any applicable withholding obligations for Tax-Related Items. In this regard, Optionee authorizes the Company and/

or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to any applicable withholding obligations for Tax-Related Items by one or a combination of the following: (A) withholding from Optionee’s wages or other cash compensation payable to Optionee or amounts that are owed to Optionee by the Company and/or the Employer, (B) requiring Optionee to make a payment in cash, (C) withholding from proceeds of the sale of Shares acquired at exercise of this Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Optionee’s behalf pursuant to this authorization) without further consent, or (D) any other method determined by the Administrator to be in compliance with the Plan and Applicable Laws. The Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in Optionee’s jurisdiction(s), in which case, Optionee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares. In the event of over-withholding, if Optionee is not refunded any amounts, the Optionee may be able to seek a refund from the local tax authorities. In the event of under-withholding, Optionee may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in Shares as authorized under the Plan, for tax purposes, Optionee shall be deemed to have been issued the full number of Shares subject to the exercise of this Option, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items. Optionee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Optionee fails to comply with the Optionee’s obligations in connection with the Tax-Related Items.

G.Notice of Disqualifying Disposition of Shares. If this Option is designated an Incentive Stock Option in the Notice of Grant section of this Agreement, then the Optionee shall, upon any sale or other disposition of the Optioned Shares effected on or before the later of two years after the Grant Date or one year after the exercise date, immediately notify the Company in writing of such sale or disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of the Optioned Shares acquired pursuant to this Option by payment in cash or out of the current earnings paid to the Optionee.
H.Successors and Assigns. Except to the extent otherwise provided in this Option Agreement, the provisions of this Option Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this Option designated by Optionee.
I.Severability; Notices. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. Any notice required to be given or delivered to the Company under the terms of this Option Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
J.Entire Agreement; Construction. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. Subject to Section 4(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.
K.Governing Law. This Agreement and the Option hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, United States of America, excluding the choice of law rules thereof. For purposes of litigating any dispute that arises directly or indirectly under the Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of San Diego County, California, or the federal courts for the United States for the Southern District of California, and no other courts, where this Option is made and/or to be performed.
L.Counterparts. This Option may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
M.NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
N.Limitation of Rights. The Optionee shall not have any privileges of a shareholder of the Company with respect to the Common Stock payable hereunder, including without limitation any right to vote such Common Stock or to receive dividends or other distributions in respect thereof, until the date of the issuance to the Optionee of a share certificate evidencing such Common Stock by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company.
O.Binding Effect. This Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Optionee and the successors of the Company.

P.Insider Trading / Market Abuse Laws. Optionee acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to the United States, Optionee’s country, the broker’s country and the country or countries in which the Shares are listed, which may affect Optionee’s ability, directly or indirectly, to purchase or sell or attempt to sell Shares or rights to Shares (e.g., Options), or rights linked to the value of Shares, during such times as Optionee is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction or Optionee’s country). Local insider trading laws and regulations prohibit the cancellation or amendment of orders Optionee placed before possessing the inside information. Furthermore, Optionee understands that he or she may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties by sharing with them Company insider information, or otherwise causing third parties to buy or sell Company securities Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Optionee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and Optionee should speak to his or her personal advisor on this matter.
Q.Electronic Delivery and Participation. The Company has complete discretion to deliver by electronic means any documents related to current or future Options that may be granted under the Plan and to request the Optionee’s consent to participate in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
R.No Waiver. The Optionee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Optionee or any other participant.
S.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the Plan, or Optionee’s acquisition or sale of the Shares underlying the Option. Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisers regarding his or her participation in the Plan before taking any action related to the Plan.
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By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.